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                                                                    EXHIBIT 23.3

              Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 6,661,302 shares of common stock under the Software.com, Inc. 1995 Stock Plan, 3,258,214 shares of common stock under the Software.com, Inc. 2000 Nonstatutory Stock Option Plan, 1,060,060 shares of common stock under the Software.com, Inc. 1999 Employee Stock Purchase Plan, 409,808 shares of common shares under the At Mobile.com, Inc. Amended and Restated 1997 Stock Option Plan, 64,526 shares of common shares under the bCandid Corporation 1999 Equity Incentive Plan, 15,400 shares of common shares under the Mobility.Net Corporation 1999 Stock Option Plan and 1,050,851 shares of common shares under the Stock Option Agreements, dated September 25, 1998 and November 20, 1998, between Software.com, Inc. and John MacFarlane of our report dated July 12, 2000, with respect to the consolidated financial statements of Software.com, Inc., and of our report dated December 27, 1999, with respect to the consolidated financial statements of Telarc, Inc. and of our report dated August 25, 2000, with respect to the consolidated financial statements of bCandid Corporation, all included in the Registration Statement (Form S-4 No. 333-44926) as amended and related joint proxy statement/prospectus of Phone.com filed with the Securities Exchange Commission on August 31, 2000, which is incorporated herein by reference.

                                          /s/  Ernst & Young LLP

Woodland Hills, California
November 17, 2000